GRUBB & ELLIS HEALTHCARE REIT II, INC.

March 17, 2011
12:30 pm EDT

Operator:
Hello and welcome to the fourth quarter 2010 earnings conference call for Grubb & Ellis Healthcare REIT II.

Today’s call is being recorded and will be archived and available for replay on the Grubb & Ellis Healthcare REIT II Web site which you may access by visiting www.gbe-reits.com.

Today’s call includes forward-looking statements under Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including, with respect to the success of the company, its ability to acquire properties that provide accretive results and increased earnings whether it will be able to maintain its current distribution rate whether it continues to improve its net operating income and modify funds for operations whether it can maintain the financial results experienced in the quarter and year ended December 31, 2010 and whether it can continue to raise sufficient equity in its initial public offering and deploy it efficiently by acquiring assets.

Because such statements include risks, uncertainties, and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements.

These risks, uncertainties, and contingencies, include but are not limited to the following: the company’s strength and financial condition and uncertainties relating to the financial strength of its current and future real estate investments, uncertainties relating to its ability to continue to maintain the current coverage of its investor distributions, uncertainties relating to the local economies where its real estate investments are located, uncertainties relating to changes in general economic and real estate conditions, uncertainties regarding changes in the healthcare industry, uncertainties relating to the implementation of recent healthcare legislation, the uncertainties relating to the implementation of its real estate investment strategy, and other risk factors as outlined in the company’s prospectus, as amended from time to time, and as detailed from time to time in its periodic reports, as filed with the U.S. Securities & Exchange Commission.

Forward-looking statements in this presentation speak only as of the date on which such statements were made, and we undertake no obligation to update such statements that become untrue because of subsequent events.

Please refer to the company’s annual report on Form 10-K for the year ended December 31, 2010, the company’s earnings release dated March 11, 2011, and other information filed with, or furnished to, the SEC.

At this time I’d like to turn the call over to Mr. Danny Prosky, President and Chief Operating Officer for opening remarks. Please go ahead sir.

Danny Prosky:
Thank you operator. Good morning or afternoon for those of you in the East and thank you for joining us today.

We certainly appreciate your interest in Grubb and Ellis Healthcare REIT II. Joining me on the call today are Shannon Johnson, our Chief Financial Officer and Stefan Oh, our Senior Vice President, Acquisitions.

Following our prepared remarks we will be happy to answer your questions.

Let me begin by saying that we are very pleased to announce our fourth quarter results for calendar year 2010.

We had a productive quarter on the acquisition front closing five separate transactions valued at just over $55 million, based on purchase price.

We continue to focus on stabilized income producing clinical healthcare real estate assets that we believe will provide accretive results to our earnings.

More importantly, we are especially proud of the significant progress we have made from an earnings perspective.

Beginning this quarter we have adopted the recently announced Investment Program Association, or IPA, definition of Modified Funds From Operations, or MFFO.

The IPA, along with most of our broker/dealer partners, expects the nontraded REIT industry to align with the standardized conservative definition of MFFO over time.

Grubb & Ellis Healthcare REIT II has elected to take a proactive approach to its earnings report and adhere to the revised reporting metrics early.

At this time I’m going to turn the call over to Shannon who will explain the IPA guideline and provide insight into our MFFO.

Shannon Johnson:
Thank you Danny. Grubb & Ellis Healthcare REIT II defines MFFO, a non-GAAP measure, consistent with the IPA’s guideline 2010-01, Supplemental Performance Measure for Publicly Registered Non-Listed REITs: Modified Funds From Operations, or the Practice Guideline, issued by the IPA in November 2010.

The Practice Guideline defines MFFO as Funds From Operations, or FFO, further adjusted for the following items included in the determination of GAAP net income: acquisition fees and expenses, amounts relating to deferred rent receivables, and amortization of above and below market leases and liabilities, accretion of discounts and amortization of premiums on debt investments, nonrecurring impairments of real estate related investments, mark to market adjustments included in net income, nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange derivatives, or securities holdings or trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from or deconsolidation to equity accounting, and after adjustments for a consolidated and unconsolidated partnerships and joint ventures with such adjustments calculated to reflect MFFO on the same basis.

Our MFFO calculation complies with the IPA’s Practice Guideline as just described. In calculating MFFO, we exclude acquisition related expenses, amortization of below and above market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustment of such items related to non-controlling interest.

The other adjustments included in the IPA’s Practice Guideline are not applicable to us for the year ended December 31, 2010.

We are presenting MFFO because we believe that MFFO is an appropriate supplemental measure to reflect the operating performance of a real estate investment trust, or REIT.

We use MFFO as a metric to evaluate sustainable performance and distribution policy.

Presentation of this information is intended to assist in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way. So comparisons with other REITs may not be meaningful.

Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered alternatives to net income or loss as an indication of our performance, as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders.

FFO and MFFO should be reviewed in conjunction with other measures as an indication of our performance.

Grubb & Ellis Healthcare REIT II only began acquiring assets in March 2010 and therefore has just finished three full quarters of active acquisition and operation.

We are happy to report that during this time we have managed to increase our MFFO, as compared to distributions paid to stockholders, quarter over quarter.

For the fourth quarter of 2010, our MFFO, per the IPA’s definition increased to $1.8 million which nearly equals our distributions paid amount of approximately $1.83 million.

On a per share basis, MFFO increased from 4 cents per share for the second quarter of 2010 to 14 cents per share for the fourth quarter 2010.

I’ll be happy to provide further insight into our earnings during the question and answer session.

Until then I’d like to turn the call back to Danny who will provide some details regarding our fourth quarter acquisitions, the overall portfolio of Grubb & Ellis Healthcare REIT II and other performance metrics.

Danny Prosky:
Thank you Shannon. Our fourth quarter property acquisitions included four medical office buildings and two hospitals.

As of December 31, 2010, our portfolio contained a diversified mix of clinical healthcare related buildings comprised of approximately 49% medical office buildings, 28% hospitals and 23% skilled nursing facilities grouped according to acquisition cost.

Total real estate owned increased from approximately $138 million to more than $193 million based on purchase price during the fourth quarter.

Our portfolio was 98% leased at the end of the year and our weighted average remaining lease term was approximately 9.9 years.

Our leverage to total assets acquired ratio was 36.5% as of the end of the year.

Since December, we have closed on an additional hospital bringing our real estate asset base up to approximately $205 million. We have a healthy pipeline of acquisitions scheduled to close in the near term.

We have also been experiencing very positive momentum in our equity raise. For the four calendar quarters in 2010, our equity raise increased sequentially from approximately $24.7 million for the first quarter to approximately $47.9 million for the fourth quarter.

We remain bullish on the prospects for healthcare real estate as we continue to see expansion of demand and job growth within the sector.

We believe that healthcare remains the largest and fastest growing segment of the U.S. economy and is projected to grow at an accelerated rate driven mainly by the aging of our population.

The management team of Grubb & Ellis Healthcare REIT II is committed to continue making accretive acquisitions for our REIT and to manage the buildings in a prudent fashion in order to maximize returns for our stockholders.

We are also committed to being one of the most transparent companies in the non-traded REIT industry.

In addition to the SEC-required public filings that we make on a regular basis, we are also dedicated to providing more extensive information regarding the company to our investors, their registered representatives, and the general public.

We have begun issuing detailed quarterly earnings press releases accompanied by a conference call and are seeking additional opportunities to shed greater light on our operations.

Ultimately we hope these efforts will be adopted by our non-traded peers and that the industry as a whole will improve as a result.

Thank you again for joining us today and for your interest in Grubb & Ellis Healthcare REIT II.

We thank you for your support and look forward to working together to continue building our real estate investment trust.

With that Shannon, Stefan, and I are eager to answer any questions you may have. Operator will you please explain the process?

Operator:
Absolutely. Ladies and gentlemen if you’d like to register a question please press the 1 followed by the 4 on your telephone. You will hear a three-toned prompt to acknowledge your request.

If your question has been answered and you’d like to withdraw your registration please press the 1 followed by the 3.

If you are using a speakerphone please lift your handset before entering your request. Once again ladies and gentlemen to register for a question it is the 1 followed by the 4 now. One moment please for our first question.

And ladies and gentlemen as a reminder to register for a question please press the 1 followed by the 4 now. One moment please for our first question.

And ladies and gentlemen as a final reminder to register for a question please press the 1 followed by the 4. One moment please for our first question.

And our first question comes from the line of (Nat Webster). Please proceed with your question.

(Nat Webster):
Hi. Thanks for the call.

Danny Prosky:
Hi (Nat). Good morning.

(Nat Webster):
Good morning. You have an FFO of $236,000 for the fourth quarter. What was your operating cash flow for the quarter? And although, your MFFO is pretty close to your distribution.

When is the spreads between the operating cash flow, your FFO, and your MFFO going to narrow? Because the one — the big disparity there — it’s a little — I mean I don’t like seeing that big of a disparity. I like to see those narrow.

Danny Prosky:
Sure, sure. And Shannon is looking up our operating cash flow. I think she’s, I believe that’s still in the 10K.

In the meantime (Nat) what I can tell you is that the biggest difference between FFO and MFFO, as you can probably imagine, are acquisition-related expenses.

(Nat Webster):
Yes.

Danny Prosky:
And of course because we are in an offering period raising money, we are acquiring a significant portion of assets especially when you relate those acquisitions to our current asset base.

You know, as a newer REIT we just started acquiring assets in March of 2010. So the fourth quarter was really our third full quarter of operations.

So as an example, our acquisition related expenses were $1,920,000 which was the bulk of that adjustment.

And those of course were one-time expenses that will only occur because we acquired those assets.

(Nat Webster):
Right I understand...

Danny Prosky:
Does that make sense?

(Nat Webster):
....that. I’m just trying to see, you know, when you foresee that spread narrowing because ideally in a perfect world the FFO and MFFO and operating cash flow shouldn’t be that far apart?

And I know you’re raising money...

Danny Prosky:
I think it will — as our acquisitions as we do less acquisitions in relation to our overall portfolio I would expect that spread to narrow.

(Nat Webster):
Okay.

Danny Prosky:
So if we had a quarter with say no acquisitions, and obviously very little acquisition related expense I would expect that spread to be much closer.

(Nat Webster):
Okay and then what was the source of your distributions last year? I mean you paid what $4 million...

Danny Prosky:
Do you mean how — what percentage of our distribution was treated as non-taxable?

(Nat Webster):
Well I mean...

Danny Prosky:
It was 77% if that is the question.

(Nat Webster):
Was paid from borrowings or offering proceeds?

Danny Prosky:
Well I think it — since cash is fungible I think it’s, you know, it’s hard to say exactly where it came from. But, you know...

(Nat Webster):
Okay.

Danny Prosky:
....our taxable or the taxable portion of our dividend last year was 23%. And obviously, we expect that to grow as we, you know, if you think about last year we didn’t acquire an asset until March.

So of course we, you know, while we were paying distributions since the beginning of the year we started acquiring assets, you know, after the fact and then of course, you know, acquired most of our assets in the third and fourth quarter.

(Nat Webster):
Okay. All right thank you.

Operator:
And ladies and gentlemen as a reminder to register for a question please press the 1 followed by the 4.

Our next question comes from the line of (Michael Miller) from Ann Arbor, Michigan. Please proceed with your question.

(Michael Miller):
Well actually that was going to be my question. And just so you know the MFFO – the MFFO numbers are on Page 62 and the distributions are on Page 84. And that gives you the breakdown of pretty much I think what (Nate) was looking for.

But I have another question then since you guys are looking that up anyhow, and that is, in hindsight would it have been better to come out with a lower dividend since so much of the dividend in the prior year was coming from offering contributions and then increase that dividend as you make acquisitions and cover more of that dividend from the cash flow off the properties?

Danny Prosky:
Well sure that’s a great question. And, you know, I’m one of the five members of the board of the REIT so I did have some input on this decision.

And as we put together our dividend policy, you know, what we tried to do was pick a good middle of the road dividend rate, one that we, you know, could easily cover with earnings yet would be attractive enough to the market to raise shares.

You know, I think that, you know, there are REITs out there that pay a higher dividend, really as a means to raise equity.

Our goal was to be a little bit more conservative and to, you know, find a middle ground between having attractive yield to — that attracts investors yet having a dividend rate that is definitely easily achievable for us to cover with earnings.

You know, we took several other steps last year. You know, even though we started raising money in late 2009 we began paying the dividend on January 1, 2010. So for those investors who invested in 2009 they received no distribution until January 1, 2010.

And then what we did for January, February and the first part of March 2010, is that dividend was actually paid for by Grubb & Ellis Company, the sponsor.

So that was a gift from Grubb. That was not a loan to the REIT. So the REIT did not start paying its own distribution until March, when we closed on our first asset.

So what we tried to do is minimize that — the amount of dividend paid that was not covered by MFFO.

So I think what we did — what we tried to do was meet your middle ground to get — to answer your question.

(Michael Miller):
Okay and then sort of as a follow-up and I guess because there was such a pretty good improvement in the last quarter of the year this kind of maybe what (Nate) was looking for and his question too is when do you see most of the dividend being covered from MFFO? You anticipating June 30 of this year, third quarter of this year?

Danny Prosky:
That’s a great question and actually I received an email, similar email question and let me kind of answer both at the same time.

You know, clearly because we’re in an offering period, you know, I’m not allowed to make that type of a projection.

However, you know, I think we’re very pleased with our fourth quarter performance.

As I mentioned earlier on the call, we generated modified IPA defined MFFO of $1.8 million. Our distributions paid during the quarter were $1.834 million.

So we’re pretty pleased with how our — and if you look at our fourth quarter investor update we’ve got some graphs there that show how our MFFO improved over those three quarters.

I did get a question from someone asking to — if I could mention the improvement from the quarter over quarter?

Again per the SEC, I’m not allowed to treat MFFO as an historical or current performance measure. Therefore we’re not legally allowed to provide a dividend coverage ratio as compared to MFFO.

However I can tell you what the MFFO was and the distributions were for each quarter so if you look at the second quarter of 2010, our IPA defined MFFO was $240,000. Our distributions paid during the quarter were $743,000.

For the third quarter of 2010 ended September 30, our MFFO was $1,016,000 versus $1,259,000 of distributions paid.

And again the fourth quarter we had $1,801,000 of modified FFO versus $1,834,000 of distributions paid.

So, you know, we’re pretty pleased with the sequential improvement there. You know, our goal obviously as the management of the REIT is to continue that sequential improvement. But we’re really not allowed to give you a forecast as to, you know, how that will continue over the next several quarters.

And I apologize for not being able to be more candid than basically to state what we’ve done historically.

(Michael Miller):
Okay.

Danny Prosky:
Okay.

Operator:
Our next question comes from the line of (Glen Siebell), from Bemidji, Minnesota. Please proceed with your question.

(Glen Siebell):
Hello, just curious about your acquisition process. One of the best REITs in history was one that was in long term care facilities. And I see you’ve got 28% or roughly, in long term care.

Do you have any anticipation of increasing that or is your portfolio mix going to stay about the same going forward?

Danny Prosky:
Well thanks for the question. I’m guessing you’re talking about C&L Retirement although...

(Glen Siebell):
Yes.

Danny Prosky:
....that’s just a guess.

(Glen Siebell):
Yes. Were you...

Danny Prosky:
It was a very successful non-traded REIT liquidated in 2006 actually by selling to the company Stefan and I used to work for. So we’re familiar...

(Glen Siebell):
Right.

Danny Prosky:

...with that transaction very well, and that was HCP. You know, we are a diversified clinical healthcare REIT.

We focus on clinical healthcare real estate which can really be defined as the type of assets where patients are seen by providers.

We may occasional buy — occasionally buy a building that’s nonclinical but for the most part that’s what we stuck to and that’s what we hope to stick to.

There are four main types of clinical healthcare real estate. You’ve got medical office buildings, you’ve got hospitals, you’ve got surgery centers, and you have assisted living facilities.

And, you know, we focus on all four of those asset classes. You know, there are certain mixes that we would like to be at but it’s also a function of what’s available out in the market.

But it’s, you know, I don’t really want to give, you know, a hard percentage as to where it will be going forward on those various asset classes. I would suffice it to say that we continue to focus on all four.

(Glen Siebell):
Okay.

Operator:
And Mr. Prosky there are no further questions at this time. I’ll turn the call back to you. Please continue with your presentation or closing remarks.

Danny Prosky:
Well thank you very much operator. I appreciate your help. And I want to thank Shannon and Stefan for joining me on the call as well as all of the listeners who took the time to dial in today.

We look forward to doing this on a quarterly basis continually. And again we thank you for your support. And I want to wish everybody a great day. Thank you very much.

Ladies and gentlemen that does conclude today’s conference call. We thank you for your participation and ask that you please disconnect your lines.

END